UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2014

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Address of principal executive office) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2014, Hooters SA (PTY) Ltd (“Hooters SA”), a wholly-owned subsidiary of Chanticleer Holdings, Inc. (the “Company”) entered into an Agreement of Purchase and Sale (the “Agreement”) with Leverage Trust (the “Seller”), whereby Hooters SA will acquire a 1435 square-metre commercial building located at 59 Heugh Road; Port Elizabeth, South Africa. Following closing, it is planned that the property will be used for the Company’s sixth Hooters restaurant location in South Africa. The Agreement provides for a purchase price of :

five million Rand (R5,000,000) (exclusive of Value Added Tax), with a deposit of one million five hundred thousand Rand (R1,500,000) due within seven (7) days after execution of the Agreement, and the remaining three million five hundred thousand Rand (R3,500,000) to be paid upon registration of transfer. Such balance is to be provided by a financial institution loan secured by way of a first mortgage bond over the property.

Closing of the purchase is expected to occur within eight to ten weeks, upon registration of transfer of the property.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2014

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Michael D. Pruitt
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 8, 2014